Supplement dated September 30, 1998 to Prospectus dated May 1, 1998


                        Corporate VUL & Corporate VUL II


          Flexible Premium Variable Universal Life Insurance Policies


                   Aetna Life Insurance and Annuity Company


                             Variable Life Account B


The information in this Supplement updates and amends the information contained in the Prospectus dated May 1, 1998 (the "Prospectus") and should be read with that Prospectus.


1. The section "Subject To Completion or Amendment" contained on page ii of the Prospectus is deleted.


2. Information about the Aetna Variable Portfolios, Inc.--Value Opportunity VP investment option on page 4 of the Prospectus is amended as follows:


  o Aetna Variable Portfolios, Inc.--Aetna Value Opportunity VP (formerly Aetna Variable Capital Appreciation Portfolio) seeks growth of capital primarily through investment in a diversified portfolio of common stocks and securities convertible into common stock.(1)(a)

  Footnote (1) on page 6 of the Prospectus is amended as follows:

     1. Aeltus Investment Management, Inc. (Adviser);
        (a) Bradley, Foster & Sargent, Inc. (Subadviser effective
            October 1, 1998)






Form No. X.75248-98-1                                        September 1998